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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 8, 2000


                                VERISIGN, INC.
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            (Exact name of registrant as specified in its charter)


                                   Delaware
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                (State or other jurisdiction of incorporation)



         0-23593                                    94-3221585
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       (Commission                                (IRS Employer
       File Number)                            Identification No.)


     1350 Charleston Road, Mountain View, CA         94043-1331
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     (Address of principal executive offices)        (Zip Code)


                                (650) 961-7500
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             (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets.

         On June 8, 2000, VeriSign, Inc. ("VeriSign") completed the acquisition of Network Solutions, Inc. ("Network Solutions"), through the merger of a wholly-owned subsidiary of VeriSign with and into Network Solutions, with Network Solutions surviving as a wholly-owned subsidiary of VeriSign (the "Merger"). The Merger is intended to be a tax-free reorganization and will be accounted for under the purchase method of accounting.

         In connection with the Merger, VeriSign issued approximately 78 million shares of VeriSign common stock for all of the issued and outstanding shares of Network Solutions. VeriSign also assumed Network Solutions' outstanding stock options. Each Network Solutions share was exchanged for 1.075 shares of VeriSign common stock. Each outstanding Network Solutions stock option was adjusted to reflect this exchange ratio. Stratton D. Sclavos, the President and Chief Executive Officer of VeriSign, was a member of the board of directors of Network Solutions prior to the merger. In connection with the Merger, William A. Roper, Jr. and Michael A. Daniels, directors of Network Solutions, were appointed to the board of directors of VeriSign.

         A press release announcing the completion of the transaction is attached as an exhibit to this report.

Item 5.  Other Events.

         On June 8, 2000, VeriSign held its annual meeting of stockholders, at which stockholders approved the Merger, an amendment to VeriSign's certificate of incorporation to increase the number of authorized shares of common stock to 1,000,000,000 shares, and an amendment to VeriSign's bylaws to increase the permitted number of directors. The Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation and the Amendment to the Amended and Restated Bylaws were filed with the Securities and Exchange Commission (the "SEC") as Exhibits 4.03 and 4.04, respectively, to the VeriSign Registration Statement on Form S-8 filed with the SEC on June 14, 2000. In addition, VeriSign stockholders elected Kevin R. Compton and David J. Cowan as directors for three year terms, approved increases in the number of shares authorized for issuance under VeriSign's 1998 Equity Incentive Plan, 1998 Employee Stock Purchase Plan and 1998 Directors Stock Option Plan, and ratified the appointment of KPMG LLP as VeriSign's independent auditors for the year ending December 31, 2000.

Item 7.  Financial Statements and Exhibits.

              (a)     Financial statements of business acquired.

              The required financial information of Network Solutions is hereby incorporated by reference to the Network Solutions Annual Report on Form 10-K for the period ended December 31, 2000, filed with the SEC on March 22, 2000 as amended on April 27, 2000 and the Network Solutions Current Report on Form 10-Q for the period ended March 31, 2000 filed with the SEC on May 15, 2000.

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              (b)     Pro forma financial information.

              The Company intends to file by amendment the required pro forma financial statements reflecting the acquisition of all of the issued and outstanding capital stock, including stock options, of Network Solutions no later than 60 days after the date that this report on Form 8-K must be filed.

              (c)     Exhibits.

              2.1 Agreement and Plan of Merger, dated March 6, 2000, among VeriSign, Nickel Acquisition Corporation and Network Solutions (incorporated by reference to Exhibit 2.1 to the VeriSign Current Report on Form 8-K filed on March 8, 2000.)

              99.1    Press Release dated June 9, 2000.

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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 VERISIGN, INC.


Date:  June 19, 2000             By: /s/ DANA L. EVAN
                                    -----------------------------------------
                                       Dana L. Evan
                                       Executive Vice President of Finance and
                                       Administration and Chief Financial
                                       Officer

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                                 Exhibit Index


99.1     Press Release dated June 9, 2000.